Exhibit 99.1
NEWS RELEASE

Abraxas Announces First Quarter 2013 Results

SAN ANTONIO (May 10, 2013) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2013.

Financial and Operating Results for the Three Months ended March 31, 2013
The three months ended March 31, 2013 resulted in:

●	Production of 379 MBoe (4,216 Boepd)
●	Revenue of $21.2 million
●	Adjusted EBITDA(a) of $11.5 million inclusive of Raven Drilling
●	Adjusted Discretionary cash flow(a) of $10.4 million inclusive of Raven Drilling
●	Net Income of $0.6 million, or $0.01 per share
●	Adjusted net income, excluding certain non-cash items and inclusive of Raven Drilling(a) of $2.3 million, or $0.03 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended March 31, 2013 was $0.6 million, or $0.01 per share, compared to a net income of $0.8 million, or $0.01 per share, for the three months ended March 31, 2012.

Adjusted net income, excluding certain non-cash items, for the three months ended March 31, 2013 was $2.3 million, or $0.03 per share, compared to adjusted net income, excluding certain non-cash items, of $1.7 million or $0.02 per share for the three months ended March 31, 2012. For the three months ended March 31, 2013 and 2012, adjusted net income excludes the unrealized loss on derivative contracts of $0.6 million and $0.9 million, respectively.  Included in adjusted net income for the quarters ended March 31, 2013 and March 31, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $1.1 million and $0.04 million.

Pursuant to SEC regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically period to period.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation.  For example, NYMEX oil prices on March 31, 2012 were $103.02 per barrel compared to $97.23 on March 31, 2013; therefore, the mark-to-market valuation changed considerably period to period.

Divestiture Update
Abraxas recently sold its remaining Oklahoma properties at the May Oil and Gas Clearinghouse Auction for gross proceeds of $470,700.   The largely non-operated assets produce 507 mcfe/day (506 mcf of natural gas per day and .11 barrels of oil per day).

The Company also recently learned that Insignia Energy Ltd. (TSX: ISN), a Canadian company in which Abraxas holds a legacy position of 100,366 shares from a merger with a former Abraxas subsidiary, received a non-binding proposal from its largest shareholder to be taken private at an all cash offer of $1.35/share.

Comments
Bob Watson, Abraxas’ President and CEO commented, “Abraxas embarked on a new strategic plan in September 2012 with three stated goals: focus the portfolio, delever the balance sheet and grow production.   Eight months later, the benefits and results of this strategic shift are beginning to flow through our financial statements.   We reduced our borrowings after monetizing over $25 million in non-core assets without drastically altering our production or reserve profile.   These proceeds, and any additional proceeds from future asset sales, are subsequently being redeployed into our core Bakken and Eagle Ford assets.   The replacement of the lower margin barrels Abraxas disposed of, with higher margin barrels in the Eagle Ford and Bakken, enhances the Company’s cash flow and profitability.   Furthermore, heading forward this capital focus should provide more stable and predictable production growth.   With the previously reported strong March production continuing into the second quarter, we feel well positioned to execute on our final goal of substantially growing production on an absolute basis.”

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its first quarter 2013 earnings conference call at 11 AM ET on May 10, 2013. To participate in the conference call, please dial 888.713.4205 and enter the passcode 41659005.  Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com.   A replay of the conference call will be available until June 7, 2013 by dialing 888.286.8010 and entering the passcode 76684456 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas.  In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS
	Three Months Ended March 31,
	2013	2012
Financial Results (In thousands except per share data):
Revenues	$21,196	$16,393
Adjusted EBITDA(a)	11,474	8,119
Adjusted Discretionary cash flow(a)	10,364	18,828
Net income	595	817
Net income per share – basic	$0.01	$0.01
Adjusted net income, excluding certain non-cash items(a)	2,331	1,737
Adjusted net income, excluding certain non-cash items(a), per share – basic	$0.03	$0.02
Weighted average shares outstanding – basic	92,290	91,745

Production:
Crude oil per day (Bopd)	2,107	1,610
Natural gas per day (Mcfpd)	10,502	10,484
Natural gas liquids (Bblpd)	359	232
Crude oil equivalent per day (Boepd)	4,216	3,589
Crude oil equivalent (MBoe)	379	327
Crude oil equivalent per day (Boepd) (b)	4,216	3,815
Crude oil equivalent (MBoe) (b)	379	347

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$85.74	$72.54
Natural gas ($ per Mcf)	3.02	5.61
Natural gas liquids ($ per Bbl)	34.88	43.89
Crude oil equivalent ($ per Boe)	53.33	51.77

Expenses:
Lease operating ($ per Boe)	$17.03	$18.17
Production taxes (% of oil and gas revenue)	9.1%	9.1%
General and administrative, excluding stock-based compensation ($ per Boe)	5.42	4.36
Cash interest ($ per Boe)	2.73	3.30
Depreciation, depletion and amortization ($ per Boe)	17.15	14.82

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Includes Abraxas’ equity interest in Blue Eagle’s production which was dissolved effective August 31, 2012.

BALANCE SHEET DATA

(In thousands)	March 31, 2013	December 31, 2012

Cash	$154	$2,061
Working capital (a)	(28,116)	(27,391)
Property and equipment – net	221,190	212,832
Total assets	258,161	240,607

Long-term debt	129,556	124,101
Stockholders’ equity (deficit)	47,631	46,700
Common shares outstanding	92,734	92,733

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended March 31,
	2013	2012

Revenues:
Oil and gas production	$21,163	$16,379
Other	33	14
	21,196	16,393
Operating costs and expenses:
Lease operating	6,462	5,934
Production and ad valorem taxes	1,927	1,496
Depreciation, depletion, and amortization	6,509	4,838
General and administrative (including stock-based compensation of $474 and $477)	2,530	1,901
	17,428	14,169
Operating income	3,768	2,224

Other (income) expense:
Interest income	(1)	(1)
Interest expense	1,208	1,195
Amortization of deferred financing fees	333	30
Loss on derivative contracts - realized	925	48
Loss on derivative contracts - unrealized	621	876
Earnings from equity method investment	—	(783)
Other	87	42
	3,173	1,407
Net income	$595	$817

Net income per common share - basic	$0.01	$0.01
Net income per common share - diluted	$0.01	$0.01

Weighted average shares outstanding:
Basic	92,290	91,745
Diluted	93,264	93,605

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income is utilized as the starting point for the discretionary cash flow reconciliation.

Discretionary cash flow is defined as operating income plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus gas derivative monetization and cash flow from Raven Drilling operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drillings operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drillings operations are credited to the full cost pool. Accordingly, for purposes of Adjusted Discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income for the periods presented.

(In thousands)	Three Months Ended March 31,
	2013	2012
Operating income	$3,768	$2,224
Depreciation, depletion and amortization	6,509	4,838
Stock-based compensation	474	477
Realized gain (loss) on derivative contracts	(925)	(48)
Cash interest	(1,036)	(1,078)
Discretionary cash flow	$8,790	$6,413
Gas derivative monetization	—	12,364
Cash flow from Raven Drilling operations	1,574	51
Adjusted Discretionary cash flow	$10,364	$18,828

EBITDA is defined as net income plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items.  Adjusted EBITDA includes all of the components of EBITDA plus  Raven Drilling EBITDA. Accounting rules do not permit the inclusion of the net income and other components of Raven Drillings operations to be included in our consolidated results of operations, instead, the results of Raven Drillings operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. Adjusted EBITDA does not include approximately $12.4 million from the monetization of our gas hedges, which is allowed in EBITDA for purposes of our credit facility covenants. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

(In thousands)	Three Months Ended March 31,
	2013	2012
Net income	$595	$817
Net interest expense	1,207	1,194
Depreciation, depletion and amortization	6,509	4,838
Amortization of deferred financing fees	333	30
Stock-based compensation	474	477
Unrealized loss on derivative contracts	621	876
Realized loss on interest derivative contract	—	577
Earnings from equity method investment	—	(783)
Other non-cash items	87	42
EBITDA	$9,826	$8,068
Raven Drilling EBITDA	1,648	51
Adjusted EBITDA	$11,474	$8,119

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules.  The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC capitalized to the full cost pool, to net income for the periods presented.  Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items.

(In thousands)	Three Months Ended March 31,
	2013	2012

Net income	$595	$817
Net income related to Raven Drilling	1,115	44
Unrealized (gain) loss on derivativecontracts	621	876
Adjusted net income, excluding certain non-cash items	$2,331	$1,737
Net income per share – basic	$0.01	$0.01
Adjusted net income, excluding certain non-cash items, per share – basic	$0.03	$0.02